SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant☐
Filed by a Party other than the Registrant☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TELECOMMUNICATION SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      ☑ No fee required.

      ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

      (2) Form, schedule or registration statement no.:

      (3) Filing party:

      (4) Date filed:

275 West Street
Annapolis, Maryland 21401

May 2, 2006

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of TeleCommunication Systems, Inc. (“TCS”) to be held on Thursday, June 8, 2006, at 10:00 a.m. local time, at the O’Callaghan Hotel Annapolis, 174 West Street, Annapolis, MD 21401. The business to be conducted at the Annual Meeting is set forth in the formal notice that follows.

The Board of Directors urges you to read the accompanying Notice of Annual Meeting and Proxy Statement, and recommends that you vote (1) FOR the election of the directors nominated, and (2) FOR the approval of the First Amended and Restated Employee Stock Purchase Plan.

The vote of every stockholder is important. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. We rely upon all stockholders to execute and return their proxies in order to avoid costly proxy solicitation. Therefore, in order to save TCS the unnecessary expense of further proxy solicitation, I ask that you promptly sign and return the enclosed proxy card in the envelope provided.

I look forward to seeing you at the Annual Meeting.

Sincerely,

Maurice B. Tosé
Chairman of the Board
Chief Executive Officer and President

TELECOMMUNICATION SYSTEMS, INC.
275 West Street, Suite 400
Annapolis, Maryland 21401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TeleCommunication Systems, Inc., a Maryland corporation, will be held on Thursday, June 8, 2006, at 10:00 A.M. local time, at the O’Callaghan Hotel Annapolis, 174 West Street, Annapolis, MD 21401 for the following purposes:

1.	To elect two directors to hold office until the Annual Meeting of Stockholders in 2009, and one director to hold office until the Annual Meeting of Stockholders in 2007, and until their respective successors are duly elected and qualify (the Board of Directors recommends a vote FOR the election of the nominated directors).

2.	Consideration of a proposal to approve the Amended and Restated Employee Stock Purchase Plan.

3.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Pursuant to the Bylaws of TeleCommunication Systems, Inc., its Board of Directors has fixed the close of business on April 28, 2006 as the record date for the determination of those stockholders who will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Therefore, only record holders of TeleCommunication Systems, Inc. Class A Common Stock and Class B Common Stock at the close of business on that date are entitled to notice of and to vote shares held on the record date at the Annual Meeting and any adjournments or postponements thereof.

If you plan to attend the Annual Meeting, please be prepared to present valid picture identification. If you hold your shares through a broker or other nominee, the Company will accept proof of ownership only if you bring either a copy of the voting instruction card provided by your broker or nominee, or a copy of a brokerage statement showing your share ownership in the Company as of April 28, 2006.

Whether or not you expect to attend, we urge you to carefully review the enclosed materials. Your vote is important. All stockholders are urged to attend the Annual Meeting in person or by proxy. If you receive more than one proxy card because your shares are registered in different names or at different addresses, please indicate your vote, sign, date and return each proxy card so that all of your shares will be represented at the Annual Meeting.

By Order of the Board of Directors

Bruce A. White
Secretary
Annapolis, Maryland
May 2, 2006

PROXY STATEMENT
GENERAL INFORMATION
ITEM 1 — ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
Summary Compensation Table
Aggregate Option Exercises in 2005 and Option Values at December 31, 2005
Equity Compensation Plan Information
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCK PERFORMANCE GRAPH
PROPOSAL NO. 2 — APPROVAL OF THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
Appendix A

TeleCommunication Systems, Inc.
275 West Street, Suite 400
Annapolis, Maryland 21401

PROXY STATEMENT

GENERAL INFORMATION

Why Am I Receiving this Proxy Statement and Proxy Card?

You are receiving this Proxy Statement and a proxy card because you own shares of common stock, either Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), or Class B Common Stock, par value $0.01 per share (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”) in TeleCommunication Systems, Inc. (“TCS” or the “Company”). This Proxy Statement describes the issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

When you sign the proxy card, you appoint Thomas M. Brandt, Jr. and Bruce A. White as your proxies at the Annual Meeting. Messrs. Brandt and White will vote your shares as you have instructed them on the proxy card at the Annual Meeting. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is a good idea to complete, sign and return your proxy card in advance of the Annual Meeting just in case your plans change. This Proxy Statement is being mailed to you on or about May 2, 2006.

If an issue comes up for vote at the Annual Meeting that is not on the proxy card, Messrs. Brandt and White will vote your shares, under your proxy, in accordance with their best judgment.

Who Is Soliciting this Proxy?

The TCS Board of Directors is soliciting your proxy card in connection with this Proxy Statement.

What Is the Purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act on the matters outlined in the accompanying Notice of Meeting. These matters include:

•	election of two directors to hold office until the Annual Meeting of Stockholders that is to be held in 2009 and one director to hold office until the Annual Meeting of Stockholders that is to be held in 2007, and until their respective successors are duly elected and qualify; and

•	consideration of a proposal to approve the First Amended and Restated Employee Stock Purchase Plan.

Who Is Entitled to Vote?

Only stockholders of record at the close of business on the record date, April 28. 2006, are entitled to receive notice of the Annual Meeting and to vote the shares of Common Stock that they held on that date at the Annual Meeting, or any adjournments or postponements thereof. At the close of business on April 28, 2006, 31,603,777 shares of TCS Class A Common Stock and 7,864,181 shares of Class B Common Stock were outstanding and entitled to vote at the Annual Meeting.

How Many Votes Does Each Share of Common Stock Entitle its Holder to Cast?

Each share of Class A Common Stock is entitled to one vote per share at the Annual Meeting. Each share of Class B Common Stock is entitled to three votes per share at the Annual Meeting.

Who Can Attend the Annual Meeting?

Only stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Registration and seating will begin at 9:30 a.m. Stockholders may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you must bring either a copy of the voting instruction card provided by your broker or nominee or a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Annual Meeting.

How Many Votes Do We Need to Hold the Annual Meeting?

In order to conduct business at the Annual Meeting, our Bylaws require the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast on the matters to be presented at the Annual Meeting. This is called a “quorum”. Proxy cards received by us but marked “WITHHOLD” will be included in the calculation of the number of shares considered to be present at the Annual Meeting; but shares held by a broker that are not voted on any matter will not be included in the calculations of whether a quorum is present.

How Do I Vote?

You May Vote by Mail.  You do this by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed proxy card but do not provide voting instructions, your shares will be voted:

•	to elect the two directors listed in this Proxy Statement to hold office until the Annual Meeting of Shareholders in 2009, and until their respective successors are duly elected and qualify;

•	to elect the one director listed in this Proxy Statement to hold office until the Annual Meeting of Shareholders in 2007, and until his successor is duly elected and qualifies; and

•	to approve the First Amended and Restated Employee Stock Purchase Plan.

You May Vote in Person at the Annual Meeting.  Written ballots will be passed out to stockholders entitled to vote at the Annual Meeting. If you hold your shares in “street name” (through a broker or other nominee), you must request a legal proxy from your stockbroker to vote at the Annual Meeting.

Can I Change My Vote or Revoke My Proxy After I Return My Proxy Card?

Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is voted at the Annual Meeting by Messrs. Brandt and White by mailing to Mr. White, the Secretary of TCS, either a written notice of revocation or an executed proxy card with a later date than the one you previously submitted, at TCS’s offices, 275 West Street, Annapolis, Maryland 21401. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy. You can also revoke your proxy at the Annual Meeting on a form that we will provide at the Annual Meeting, or you can appear in person at the Annual Meeting and vote, in person, the shares to which your proxy relates.

What If I Wish to Withhold Authority from Voting on the Election of a Particular Director or Directors?

If you wish to withhold authority from voting on the election of a particular director or directors, you may do so by marking “WITHHOLD AUTHORITY,” as applicable, on the enclosed proxy card.

Will My Shares Be Voted If I Do Not Sign and Return My Proxy Card?

If your shares are held in your name, you must return your proxy (or attend the Annual Meeting in person) in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either: (i) vote your shares on routine matters, or (ii) leave your shares unvoted. Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters, but not with respect to non-routine matters. If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote.” Broker non-votes will not be counted for the purpose of determining the number of votes cast.

We encourage you to provide instructions to your brokerage firm if your shares are held in street name. This ensures that your shares will be voted at the Annual Meeting.

Who Pays the Cost of Solicitation of My Proxy?

The expense of soliciting proxies and the cost of preparing, assembling and mailing proxy materials in connection with the solicitation of proxies will be paid for by TCS. In addition to the use of mails, certain directors, officers or employees of TCS, who receive no compensation for their services other than their regular salaries, may solicit proxies. Arrangements may be made with brokers and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals and TCS may reimburse them for reasonable out-of-pocket and clerical expenses.

When are Stockholder Proposals and Nominations for the Election of Directors for the 2007 Annual Meeting of Stockholders Due?

The Company provides all stockholders with the opportunity, under certain circumstances and consistent with the Company’s Bylaws and the rules of the Securities and Exchange Commission (“SEC”), to participate in the governance of the Company by submitting proposals that they believe merit consideration and nominations for the election of directors at the Annual Meeting of Stockholders to be held in 2007. To enable management adequately to analyze and respond to proposals stockholders wish to have included in the Proxy Statement and proxy card for that meeting, SEC Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that any such proposal be received by the Company in writing no later than January 3, 2007. Any stockholder proposal or director nomination must also be in compliance with the Company’s Bylaws. Pursuant to the Company’s Bylaws, any stockholder proposal or director nomination for that meeting that is submitted outside the processes of Rule 14a-8 will be considered “untimely” if it is received by the Company earlier than January 3, 2007 or later than February 2, 2007.

Proxies solicited by the Board of Directors for the Annual Meeting of Stockholders to be held in 2007 may confer discretionary authority to vote on any untimely stockholder proposals or director nominations without express direction from stockholders giving such proxies. All stockholder proposals and director nominations must be addressed to the attention of the Secretary at 275 West Street, Annapolis, Maryland 21401. The Chairman of the Annual Meeting may refuse to acknowledge the introduction of any stockholder proposal or director nomination not made in compliance with the foregoing procedures.

How Can I Communicate with the Company’s Board of Directors?

Stockholders may send correspondence to the Board of Directors or to any individual Director at the following address: TeleCommunication Systems, Inc., 275 West Street, Suite 400, Annapolis, MD 21401. The communication should indicate that the sender is a stockholder. Based on procedures approved by the Nominating Committee, the General Counsel and Secretary will retain and not send to Directors communications that are purely promotional or commercial in nature or other topics that clearly are unrelated to Director responsibilities. These types of communications will be logged and filed but not circulated to Directors. The General Counsel and Secretary will review and log all other communications and subsequently deliver it to the specified Directors.

What Are The Board’s Recommendations?

Unless you give other instructions on your proxy card, Messrs. Brandt and White, in their respective capacity as proxy holders, will vote in accordance with the recommendation of the Board of Directors. The Board’s recommendation is to vote:

•	to elect the two directors listed in this Proxy Statement to hold office until the Annual Meeting of Shareholders in 2009, and until their respective successors are duly elected and qualify;

•	to elect the one director listed in this Proxy Statement to hold office until the Annual Meeting of Shareholders in 2007, and until his successor is duly elected and qualifies; and

•	to approve the Amended and Restated Employee Stock Purchase Plan.

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote in their own discretion.

What Vote Is Required to Approve Each Item?

Election of the Nominees for Director

If a quorum is present, the affirmative vote of a plurality of all the votes cast at the Annual Meeting is required for the election of directors. “Plurality” means that the individuals who receive the largest number of votes cast are elected as directors. Consequently, shares that are not voted, whether by marking “WITHHOLD AUTHORITY” on your proxy card, or held by a broker and are not voted have no impact on the election of directors. Unless a properly executed proxy card is marked “WITHHOLD AUTHORITY,” the proxy given will be voted “FOR” the nominees for director.

Approval of the First Amended and Restated Employee Stock Purchase Plan

If a quorum is present, the approval of the First Amended and Restated Employee Stock Purchase Plan requires an affirmative vote of a majority of all the votes cast in person or by proxy and entitled to vote. A properly executed proxy card marked “ABSTAIN” with respect to the approval of the First Amended and Restated Employee Stock Purchase Plan will not be voted. Accordingly, abstentions and shares not voted by brokers will have no impact on the vote concerning the proposal.

ITEM 1 — ELECTION OF DIRECTORS

At the Annual Meeting, three directors are to be elected, two to hold office until the Annual Meeting of Stockholders in 2009, and one to hold office until the Annual Meeting of Stockholders in 2007, and until their respective successors are duly elected and qualified, except in the event of death, resignation or removals. The number of directors which constitutes our Board of Directors is currently set at eight, however there are two vacancies on the Board of Directors.

Our Amended and Restated Articles of Incorporation provide that our Board of Directors is divided into three classes based on their terms of office: Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending on the third annual meeting of stockholders following the annual meeting at which that director was elected. However, the directors first designated as Class II directors, shall serve for a term expiring at the second annual meeting of stockholders following the date of the 2004 Annual Meeting of Stockholders, and until their respective successors are elected and qualify. Messrs. Latham and Marchant were first designated as Class II directors, serving for a term that expires at the 2006 Annual Meeting of Stockholders.

Our Amended and Restated Bylaws provide that a majority of the then existing Board of Directors may fill a vacancy on the Board of Directors at any time, and that such director elected by the Board of Directors serves until the next annual meeting of stockholders and until his or her successor is elected and qualifies. On April 18, 2006, the Board of Directors appointed Mr. Bethmann to serve as a Class III director until the next annual meeting of stockholders. According to the Amended and Restated Articles of Incorporation, a director first designated as a Class III director shall serve for a term expiring at the third Annual Meeting of Stockholders following the date of the 2004 Annual Meeting of Stockholders and until his or her successor is elected and qualifies. Accordingly, Mr. Bethmann has been nominated to serve as a Class III director until the 2007 Annual Meeting of Stockholders and until his successor is elected and qualifies.

Board Meetings

The Board of Directors met four times in 2005. Regular meetings of the Board are held quarterly. Four directors attended 100% and one director attended 93% of the combined total number of meetings of the Board of Directors and Board Committees of which they were a member. The Board of Directors has determined that each member of the Board of Directors, other than Mr. Tosé, is independent in accordance with the applicable rules of the NASDAQ National Market.

Board of Directors Nominations

Nominating Committee

The Board of Directors maintains a Nominating Committee, which is currently comprised of Messrs. Marchant and Latham. Mr. Marchant serves as the Chairman. The Board of Directors has determined that each of the members of the Nominating Committee is “independent” as defined by the NASDAQ National Market standards governing the qualifications of Nominating Committee members. The purposes of the Nominating Committee are to recommend persons for membership on the Board, including consideration of shareholder nominations, and to establish criteria and procedures for the selection of new directors.

The nomination process for directors is supervised by the Company’s Nominating Committee. The Nominating Committee’s Charter is available on the Company’s website at www.telecomsys.com and will be provided to stockholders upon request. The Committee seeks out appropriate candidates to serve as directors of the Company, and the Committee interviews and examines director candidates and makes recommendations to the Board regarding candidate selection.

Nominating Process

The Nominating Committee uses a variety of criteria to evaluate the qualifications and skills necessary for members of the Board of Directors. Under these criteria, members of the Board of Directors should have the highest professional and personal ethics and values, consistent with longstanding values and standards of the Company. Members of the Board of Directors should have broad experience at the policy-making level in business, government, medicine, education, technology or public interest. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. In identifying candidates for membership on the Board of Directors, the Nominating Committee takes into account all factors it considers appropriate, which may include strength of character, maturity of judgment, career specialization, relevant skills, diversity and the extent to which a particular candidate would fill a present need on the Board of Directors. At a minimum, director candidates must have unimpeachable character and integrity, sufficient time to carry out their duties, the ability to read and understand financial statements, experience at senior levels in areas relevant to the Company and consistent with the objective of having a diverse and experienced Board, the ability and willingness to exercise sound business judgment, the ability to work well with others and the willingness to assume the responsibilities required of a director of the Company. Each member of the Board of Directors must represent the interests of the stockholders of the Company. The Nominating Committee also reviews and determines whether existing members of the Board of Directors should stand for reelection, taking into consideration matters relating to the age and number of terms served by individual directors and changes in the needs of the Board. The Nominating Committee has determined to nominate for re-election each of the Company’s directors. Once the Nominating Committee has selected appropriate candidates for election as a director, it presents the candidates to the full Board of Directors for election, if the selection has occurred during the course of the year, or for nomination, if the director is to be elected by the stockholders. Members of at least one class of Directors are nominated each year for election by the stockholders and are included in the Company’s Proxy Statement.

The Nominating Committee regularly assesses the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating Committee through current members of the Board of Directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating Committee, and may be considered at any point during the year. The Nominating Committee considers stockholder recommendations for candidates for the Board of Directors that are properly submitted in accordance with the Company’s Bylaws. In evaluating such recommendations, the Nominating Committee uses the qualifications standards discussed above and seeks to achieve a balance of knowledge, experience and capability on the Board of Directors.

The Company’s Bylaws provide the procedure for stockholders to make director nominations. A stockholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company:

•	in the case of an annual meeting, not more than 120 days and not less than 90 days prior to the earliest of (i) such annual meeting, (ii) the first anniversary of the mailing date of the notice of the preceding year’s annual meeting and (iii) the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, notice by the stockholder must be so delivered not earlier than the 120th day prior to the annual meeting and not later than the earlier of the close of business on the 90th day prior to the annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made; and

•	in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the earlier of the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of the special meeting was made, whichever first occurs.

A stockholder’s notice to the Secretary must be in writing and set forth:

•	as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; and

•	as to the stockholder giving the notice (i) the name and address of such stockholder as they appear on the Company’s books and of the beneficial owner, if any, on whose behalf the nomination is made, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder and such beneficial owner, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected. No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth above. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice of a stockholder proposal hereunder.

Nominees for Director

At the Annual Meeting, three directors are to be elected. Two of these directors will hold office until the Annual Meeting of Stockholders in 2009 and until their respective successors are duly elected and qualified, except in the event of death, resignation or removal. The third director will hold office until the Annual Meeting of Stockholders in 2007 and until his successor is duly elected and qualified, except in the event of death, resignation or removal.

Unless otherwise specified, your proxy will be voted “FOR” the election of the nominees listed below, except that in the event any of those named should not continue to be available for election, discretionary authority may be exercised by the proxy holders to vote for a substitute of their choice. However, TCS knows of no circumstances that would make any nominee named herein unavailable. The nominees are each currently members of the Board of Directors.

The following nominees for director will serve until the Annual Meeting of Stockholders in 2009.

Name	Age	Position

Weldon H. Latham	59	Director
Byron F. Marchant	48	Director

The following nominee for director will serve until the Annual Meeting of Stockholders in 2007.

Name	Age	Position

James M. Bethmann	52	Director

Weldon H. Latham joined the Board of Directors in December 1999. Mr. Latham has been a partner at the law firm of Davis Wright Tremaine since July 2004. From 2000 until 2004, he was a senior partner at the law firm of Holland & Knight. From 1992 to 2000, Mr. Latham was a partner at the law firm of Shaw Pittman Potts & Trowbridge. From 1986 to 1992, Mr. Latham was a managing partner of the Virginia office of the law firm Reed, Smith, Shaw and McClay. From 1981-1986, Mr. Latham was the Vice President and General Counsel of Sterling Systems Inc., a software company that was acquired by Planning Research Corporation (PRC). Mr. Latham was appointed Executive Assistant and Counsel to the PRC Chairman and CEO. From 1979 to 1981, Mr. Latham served as General Deputy Assistant Secretary, U.S. Department of Housing and Urban Development

and previously served as Assistant General Counsel, Executive Office of the President (OMB) from 1973 to 1976. Mr. Latham holds a B.A. degree in Business Administration from Howard University, a J.D. degree from Georgetown University Law Center, and an executive management certificate from the Amos Tuck Business School at Dartmouth College.

Byron F. Marchant joined the Board of Directors in December 1999. Mr. Marchant has been the Executive Vice President, General Counsel and Chief Administrative Officer of Black Entertainment Television, Inc. (BET) since 1997. Prior to joining BET, Mr. Marchant was a partner in the law firm Patton Boggs, LLP. From 1995 to 1996, Mr. Marchant was TCS’ Senior Vice President and General Counsel. Additional positions that Mr. Marchant has held include Senior Legal Advisor to an FCC Commissioner and an attorney with the law firm Sidley & Austin. Mr. Marchant also serves on the Board of Directors of Public Education Network, Cable Positive, DC Chamber of Commerce and BET.com, LLC. the Executive Committee of the Federal Communications Bar Association Foundation, and the Northern Virginia Business Roundtable. The Governor of Virginia appointed Mr. Marchant to the Board of Visitors of George Mason University for a four-year term that began in the Fall of 2003. Mr. Marchant holds a B.S. degree from the U.S. Naval Academy and a J.D. degree from the University of Virginia Law School.

James M. Bethmann joined the Board of Directors in April 2006. Mr. Bethmann is a Vice Chairman of Highland Partners, a retained executive search firm, and is Global Leader of the Technology/IT Services and Industrial sectors. Prior to joining Highland Partners, Mr. Bethmann was Managing Director and co-led Korn/Ferry International’s Advanced Technology practice in North America, and established and led the firm’s software and emerging technologies practice. Before joining Korn/Ferry, Mr. Bethmann led the Southwest Technology Practice of Russell Reynolds Associates. Prior to executive search, Mr. Bethmann served as a Corporate Officer and a President of Recognition International, a supplier of high performance document recognition systems, image and workflow software solutions, leading businesses in the Americas, Pacific Rim and Europe. He began his career in the U.S. Navy, achieving the rank of Lieutenant Commander. Mr. Bethmann holds a B.S. degree from the U.S. Naval Academy.

Directors who are not employees of TCS are paid an annual retainer of $10,000, and fee of $1,500 for each Board meeting and $1,000 for each Committee meeting in which the director participates. The Chairman of the Audit Committee is paid an additional annual retainer of $9,000, and the Chairman of the Compensation Committee is paid an additional annual retainer of $4,500. Generally, each director is granted restricted stock or options to purchase shares of Class A Common Stock under our Amended and Restated 1997 Stock Incentive Plan for each year of service on the Board. These restricted shares or options vest in equal amounts at the end of each semi-annual term of service on the Board. In addition, non-employee directors are reimbursed for expenses incurred in connection with their board service.

THE BOARD RECOMMENDS A VOTE “FOR” THE NOMINEES.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended. The number of shares beneficially owned by a person includes shares of Class A Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 28, 2006. The shares issuable pursuant to these options are deemed outstanding for computing the percentage ownership of the person holding these options but are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

The following table lists the number of shares of Class A Common Stock and Class B Common Stock beneficially owned by directors and our named executive officers of the Company as of April 18, 2006.

			Percentage of Shares
Name and Address of	Shares Beneficially Owned		Beneficially Owned
Beneficial Owner(1)	A Shares	B Shares(3)	A Shares	B Shares

Directors and executive officers:
Maurice B. Tosé(2)	1,606,131	7,866,180	4.5%	100%
Richard A. Young(4)	880,185	—	2.5%	—
Thomas M. Brandt, Jr.(5)	716,547	—	2.0%	—
Drew A. Morin(6)	1,009,318	—	2.8%	—
Timothy J. Lorello(7)	642,255	—	1.8%	—
Kevin M. Webb(8)	410,702	—	1.1%	—
Clyde A. Heintzelman(9)	94,024	—	*	—
Richard A. Kozak(10)	86,437	—	*	—
Weldon H. Latham(11)	97,437	—	*	—
Byron F. Marchant(12)	77,437	—	*	—
James M. Bethmann	—	—	—	—
All directors and executive officers as a group (11 persons)(13)	5,620,473	7,866,180	16.0%	100%
Five percent holders:
033 Asset Management LLC(14)	3,166,648	—	9.0%	—
Riverview Group LLC(15)	2,774,288	—	7.9%	—
Diker GP, LLC(16)	2,209,383	—	6.2%	—

*	Less than 1%

(1)	Except as set forth herein, the business address of the named beneficial owner is c/o TeleCommunication Systems, Inc., 275 West Street, Annapolis, Maryland 21401.

(2)	Includes 1,115,355 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 28, 2006 and 66,000 shares of restricted Class A Common Stock. Under the rules of the SEC, Mr. Tosé is deemed to beneficially own 223,995 shares of Class A Common Stock owned by Teresa M.S. Layden, Mr. Tosé’s wife, [173,995 shares of Class A Common Stock held in a trust for the benefit of Mr. Tosé’s and Ms. Layden’s extended family], 215,753 shares of Class B Common Stock held in a trust for the benefit of Mr. Tosé’s and Ms. Layden’s children, and 25,142 shares of Class B Common Stock held by Mr. Tosé’s minor children. Mr. Tosé disclaims beneficial ownership of all of these shares.

(3)	The holders of Class B Common Stock are entitled to three votes per share on all matters submitted to a vote of the stockholders. Each share of our Class B Common Stock is convertible at any time, at the option of the holder, into one share of our Class A Common Stock.

(4)	Includes 662,625 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 28, 2006 and 15,068 shares of restricted Class A Common Stock. Under the rules of the SEC, Mr. Young is deemed to beneficially own 30,000 shares of Class A Common Stock held in a trust for the benefit of Mr. Young’s wife and children. Mr. Young disclaims beneficial ownership of all of these shares.

(5)	Includes 492,488 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 28, 2006 and 7,862 shares of restricted Class A Common Stock. Under the rules of the SEC, Mr. Brandt is deemed to beneficially own 51,370 shares of Class A Common Stock held in a trust for the benefit of Mr. Brandt’s wife. Mr. Brandt disclaims beneficial ownership of all the shares in the trust.

(6)	Includes 396,118 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 28, 2006 and 10,052 shares of restricted Class A Common Stock. Under the rules of the SEC, Mr. Morin is deemed to beneficially own 225,354 shares of Class A Common Stock held in a trust for the benefit of Mr. Morin’s wife and child. Mr. Morin disclaims beneficial ownership of all of these shares.

(7)	Includes 313,158 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 28, 2006 and 3,726 shares of restricted Class A Common Stock. Under the rules of the SEC, Mr. Lorello is deemed to beneficially own 236,849 shares of Class A Common Stock held in a trust for the benefit of Mr. Lorello’s wife and children. Mr. Lorello disclaims beneficial ownership of all these shares.

(8)	Includes 355,158 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 28, 2006 and 7,615 shares of restricted Class A Common Stock.

(9)	Consists of 83,733 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 28, 2006 and 1,852 shares of restricted Class A Common Stock.

(10)	Includes 37,500 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 28, 2006 and 1,852 shares of restricted Class A Common Stock.

(11)	Includes 37,500 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 28, 2006 and 1,852 shares of restricted Class A Common Stock.

(12)	Includes 77,437 shares of Class A Common Stock issuable upon the exercise of stock options exercised within 60 days of April 28, 2006 and 1,852 shares of restricted Class A Common Stock.

(13)	Includes an aggregate of 3,567,308 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 28, 2006 and 117,931 shares of restricted Class A Common Stock.

(14)	According to a Schedule 13D filed with the SEC on December 31, 2005, the address of 033 Asset Management, LLC is 125 High Street, Suite 1405, Boston, Massachusetts 02110.

(15)	The address of each of Riverview Group LLC, Millenco, LP, Millennium Holding Group, L.P., Millennium Management, LLC and Israel A. Englander is c/o Millennium Management, LLC, 666 Fifth Avenue, New York, NY 10103. Note: The sole member of Riverview is Millennium Holding Group, L.P., a Delaware limited partnership (“Millennium Holdings”). Millennium Management, LLC, a Delaware limited liability company (“Millennium Management”), is the general partner of Millennium Holdings and consequently may be deemed to have voting control and investment discretion over securities owned by Millennium Holdings and by Riverview, and of Millenco, L.P. (“Millenco”). Israel A. Englander (“Mr. Englander”) is the managing member of Millennium Management. As a result, Mr. Englander may be deemed to be the beneficial owner of any shares deemed to be beneficially owned by Millennium Management. The foregoing should not be construed in and of itself as an admission by any of Millennium Holdings, Millennium Management or Mr. Englander as to beneficial ownership of the shares owned by Riverview. Millennium Partners, L.P., a Cayman Islands limited partnership (“Partners”) is a limited partner of Millennium Holdings and of Millenco. As a limited partner, Partners has no investment or voting control over Millennium Holdings or its securities positions. The information set forth in this footnote (15) is based on a review of the Schedule 13G/A filed with the SEC on January 18, 2006 by Riverview Group LLC.

(16)	The address of each of Diker GP, Diker Management, LLC, Charles M. Diker and Mark N. Diker is 745 Fifth Avenue, Suite 1409, New York, New York 10151. As the sole general partner of the Diker Funds, Diker GP has the power to vote and dispose of the shares of the Common Stock owned by the Diker funds and, accordingly, may be deemed the beneficial owner of such shares. Pursuant to investment advisory agreements, Diker Management serves as the investment manager of Diker Funds. Accordingly, Diker Management may be deemed the beneficial owner of shares held by the diker Funds. Charles M. Diker and Mark N. Diker are the managing members of each of Diker GP and Diker Management, and in that capacity direct their operations. Therefore, Charles M. Diker and Mark N. Diker may be beneficial owners of shares beneficially owned by Diker GP and Diker Management. The Reporting Persons disclaim all beneficial ownership, however, as affiliates of a Registered Investment Advisor, and in any case disclaim beneficial ownership except to the extent of their pecuniary interests in the shares. The information set forth in this footnote (16) is based on a review of the Schedule 13G/A filed with the SEC on February 15, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers, and persons that beneficially own more than 10% of our Class A Common Stock, file with the SEC initial reports of ownership and reports of changes in ownership of our Class A Common Stock and other equity securities. Copies of these reports must be filed with us. Based solely on our review of the copies of these reports filed with us, and written representations that no other reports were required, to our knowledge, all reports required by Section 16(a) were timely filed in 2004 except for three Form 4 reports for Timothy J. Lorello, two Form 4 reports each for Maurice B. Tosé and Drew A. Morin, and one Form 4 report each for Richard A. Young, Thomas M. Brandt, Jr. and Kevin M. Webb.

Code of Ethics and Business Conduct

The Board of Directors has adopted a written code of ethics and business conduct, a copy of which is available on the company’s website at www.telecomsys.com. The Company requires all officers, directors and employees to adhere to this code in addressing the legal and ethical issues encountered in conducting their work. The code requires that employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the company’s best interest. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the code. The Sarbanes-Oxley Act of 2002 requires companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company currently has such procedures in place.

Committees of the Board of Directors

Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and its members are Mr. Richard A. Kozak, Mr. Clyde A. Heintzelman and Mr. Byron F. Marchant. The members of the Audit Committee are “independent” as defined in the rules and regulations of the NASDAQ National Market, which is the exchange on which TCS Class A Common Stock is listed. The Board of Directors has determined that Mr. Kozak, Chairman of the Audit Committee, is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K under the Securities Act of 1933.

The Board of Directors adopted and approved a written charter for the Audit Committee in 2003, a copy of which may be found on TCS’s Web site (http://www.telecomsys.com). Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee held four quarterly meetings in 2005 to review quarterly operating results, and six additional meetings to review other matters.

For the fiscal years ended December 31, 2005, 2004, and 2003 professional services were performed by Ernst & Young LLP. Total fees paid to Ernst & Young LLP aggregated $1,034,573, $1,066,853, and $517,291 for the fiscal years ended December 31, 2005, 2004, and 2003, respectively, and were composed of the following:

	Years ended December 31,
(Amounts in thousands)	2003	2004	2005

Audit Fees	$370	$770	$886
Audit-Related Fees	6	144	99
Tax Fees	141	153	50

Total Professional Services	$517	$1,067	$1,035

Audit Fees:  The aggregate fees billed for the audit of the annual financial statements for the fiscal years ended December 31, 2005, 2004, and 2003, for reviews of the financial statements included in TCS’s Quarterly Reports on Form 10-Q, for testing and evaluating internal controls over financial reporting and for assistance with and review of documents filed with the SEC were $885,391 for 2005, $769,642 for 2004 and $369,586 for 2003.

Audit-Related Fees:  The aggregate fees billed for audit-related services for the fiscal years ended December 31, 2005, 2004, and 2003 were $99,182, $144,011, and $6,119, respectively. These fees relate to assurance and related services performed by Ernst & Young LLP that are reasonably related to the performance of the audit or review of financial statements. These services include: attest services that are not required by statute or regulation, internal control reviews and consultations concerning evaluating internal controls over financial reporting and other financial accounting/reporting matters.

Tax Fees:  The aggregate fees billed for tax services for the fiscal years ended December 31, 2005, 2004, and 2003 were $50,000, $153,200, and $141,586, respectively. These fees relate to professional services performed by Ernst & Young LLP with respect to tax compliance, tax advice and tax planning.

All Other Fees:  No other fees were paid to Ernst & Young LLP in fiscal years 2005, 2004, or 2003.

Report of the Audit Committee

The Committee reviewed and discussed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of TCS’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, as well as the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. The Committee also reviewed with TCS’s independent registered public accounting firm the overall scope and plans for their respective audits. In addition, the Committee has discussed with the independent registered public accounting firm, with and without Company management present, the results of their examinations, their evaluations of TCS’s internal control procedures, and the overall quality of TCS’s financial reporting. The Committee received from the independent registered public accounting firm written disclosures regarding the auditors’ independence required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Committee discussed with the independent registered public accounting firm that firm’s independence and considered the compatibility of non-audit services with the auditors’ independence.

The Committee also discussed and assessed with management and Ernst & Young LLP, management’s report and Ernst & Young LLP’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. A manager of internal controls who reports to the Audit Committee was added by the Company to help expedite the testing and review by Ernst & Young of TCS’s internal control procedures.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors and the Board approved the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC. The Committee has also approved the selection of Ernst & Young LLP as TCS’s independent registered public accounting firm for 2006. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions. The Audit Committee considered whether the provision by Ernst & Young LLP of the services entitled “all other fees” as discussed below is compatible with maintaining Ernst & Young LLP’s independence.

The Audit Committee annually approves each year’s engagement for audit services in advance. The Committee has also established complementary procedures to require pre-approval of all audit-related, tax and permitted non-audit services provided by Ernst & Young LLP. Fees for any of these services that will exceed the pre-approval fee limits or fees not contemplated by the original pre-approval must be separately approved by the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members. Any such fees pre-approved in this manner shall be reported to the Audit Committee at its next scheduled meeting. All services described above were pre-approved by the Audit Committee in fiscal 2005.

The Audit Committee has designated Mr. Thomas M. Brandt, Jr., Chief Financial Officer, to monitor the performance of all services provided by the independent auditors and to determine whether such services are in compliance with this policy. Mr. Brandt reports to the Audit Committee on a periodic basis the results of this monitoring. Any member of executive management will immediately report to the chairman of the Audit Committee any breach of this policy that comes to the attention of any member of management.

AUDIT COMMITTEE

Richard A. Kozak, Chairman
Clyde A. Heintzelman
Byron F. Marchant

Compensation Committee

The Compensation Committee, which met five times in 2005, consists of Messrs. Heintzelman and Latham. Mr. Heintzelman serves as Chairman. The Compensation Committee determines the compensation of our Chief Executive Officer and President, reviews and approves our benefit plans and the compensation of the other executive officers and administers the Amended and Restated

1997 Stock Incentive Plan, 2000 Employee Stock Purchase Plan and other executive officer benefit plans. The Compensation Committee’s Charter is available on the Company’s website (www.telecomsys.com) and will be provided to stockholders upon request.

Report of the Compensation Committee

Compensation Philosophy

The Committee reviews the performance and compensation levels for executive officers and recommends salary and bonus levels and option grants under the Company’s incentive plans. The Committee strives to ensure that compensation serves to motivate and retain executive officers while also being in the best interests of the Company and its stockholders. The philosophy of the Committee is to attract and retain highly qualified people at industry competitive compensation levels, and to link the financial interests of the Company’s senior management to those of the Company’s stockholders. This linkage is established by tying a significant portion of executive compensation to the Company’s success in meeting performance objectives adopted annually as described below. In pursuit of these objectives, the Company’s compensation program is designed to attract to the Company and retain the best possible executive talent; to motivate these executives to achieve performance goals which are integral to the Company’s business objectives approved by its Board of Directors; to reinforce and link executive and stockholder interests through equity-based plans; and to recognize individual performance. The Company’s compensation structure has three general components: (i) base salary, (ii) annual cash bonuses and (iii) stock incentive grants. The Compensation Committee recommends and the Board approves the compensation awards for the Company’s executive officers with Mr. Tosé abstaining on the discussion and vote on his personal compensation package. The Company also provides medical, pension and other fringe benefits generally available to Company employees.

Base Salary

In the early part of each fiscal year, the Committee reviews with Mr. Tosé and approves, with any modifications it deems appropriate, salary levels for the Company’s executive officers. Annual salary adjustments are determined by evaluating the competitive marketplace with the assistance of outside compensation advisors, the performance of the Company, the executive’s performance, the ability of the executive to manage the growth of the Company, any increase in the responsibilities assumed by the executive and inflation. Salary adjustments, if any, are determined by the Committee upon recommendation from the Chief Executive Officer (in the case of compensation for executive officers other than the Chief Executive Officer) and the Committee.

Annual Cash Bonuses

The Company uses performance bonuses to reflect the level of involvement and success of its senior executives in achieving annual corporate goals and sets specific performance-related targets in a budget that is approved by the Board. The awards earned depend on the extent to which TCS and individual performance objectives are achieved.

Stock Option Grants

The Committee believes that the award of options and other stock-based compensation provides meaningful long-term incentives that are directly related to the enhancement of the Company’s stockholder value. Our Stock Incentive Plan provides the means through which executive officers can build an investment in the Company that will align their economic interests with the interest of the Company’s stockholders. Under our Amended and Restated 1997 Stock Incentive Plan, the Committee is authorized to determine the vesting of each option and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options vest in installments over a period of years. The Committee believes that the grant of stock options has been and will continue to be a significant component of our success in attracting and retaining talented management and employees in a competitive environment. To date, all options granted under the Stock Incentive Plan have been granted with an exercise price equal to the fair market value of our Class A Common Stock on the date of the grant. In determining the number of incentive shares to grant to senior executives, the Committee considers the same factors as it does in determining the other components of compensation, with no single factor accorded special weight. Stock options granted to the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2003 were in the form of restricted shares.

Chief Executive Officer Compensation

In advising the board with respect to the Chief Executive Officer’s compensation, the Compensation Committee seeks to establish a level of base salary competitive with that paid by companies of comparable size within the industry and by companies outside of the industry with which we compete for executive talent. Mr. Tosé’s 2005 base salary was established on the basis of the foregoing criteria and was intended to provide a level of stability and certainty to TCS and its security holders. Attainment of corporate revenue, financial returns, and operating results based on the Board’s approved business plan for the prior year, the importance of providing Mr. Tosé with continuing incentives while controlling costs, and Mr. Tosé’s contributions to TCS’ success were evaluated in determining the cash and non-cash incentive compensation awarded.

Compensation Deduction Limit

Section 162(m) of the Internal Revenue Code generally sets a limit of one million dollars ($1,000,000) on the amount of compensation paid to senior executives (other than enumerated categories of compensation, including performance based compensation) that may be deducted by a publicly-held company. The Committee’s policy is to seek to qualify executive compensation for deductibility to the extent that such policy is consistent with the Company’s overall objectives and executive compensation policy. Compensation attributable to stock options granted under the Company’s Stock Incentive Plan is currently excluded from the one million dollar limit as “qualified performance-based compensation” under the rules contained in applicable Treasury regulations. None of the Company’s senior executives received compensation in 2005 in excess of the limits imposed under Section 162(m).

COMPENSATION COMMITTEE

Clyde A. Heintzelman (Chairman)
Weldon H. Latham

Compensation Committee Interlocks

None of the members of the Compensation committee is a current or former officer or employee of the Company.

EXECUTIVE COMPENSATION

The following table shows all compensation earned in each of the last three years by our Chief Executive Officer and our four other most highly paid executive officers whose annual salary and bonus exceeded $100,000 in the fiscal year ended December 31, 2005.

Summary Compensation Table

					Long-Term
					Compensation(2)
		Annual Compensation(1)			Securities	Restricted
		Base			Underlying	Share	All Other
Name and Principal Position	Year	Salary	Bonus(2)	Other(3)	Options	Grants	Compensation(4)

Maurice B. Tosé	2005	$417,105	—	$32,101	284,990	—	$13,759
Chief Executive Officer,	2004	403,000	—	27,431	266,855	—	11,280
President, and Chairman of	2003	377,326	$188,663	25,972	436,404	—	11,656
the Board
Richard A. Young	2005	$294,975	—	$22,702	187,786	—	$13,280
Executive Vice President,	2004	285,000	—	21,934	175,836	—	11,378
Chief Operating Officer	2003	258,251	$142,000	17,822	279,013	—	11,754
Thomas M. Brandt, Jr.	2005	$255,000	—	$14,712	162,522	—	$13,773
Senior Vice President and	2004	235,125	—	13,565	152,180	—	11,327
Chief Financial Officer	2003	215,051	$90,000	12,981	157,392	—	11,703
Drew A. Morin	2005	$250,000	—	$13,712	162,522	—	$13,393
Senior Vice President and	2004	235,125	—	8,487	152,180	—	11,255
Chief Technical Officer	2003	220,101	$90,000	11,800	157,392	—	11,631
Timothy J. Lorello	2005	$225,000	—	$14,558	80,097	—	$12,783
Senior Vice President —	2004	220,500	—	10,164	75,000	—	11,280
Chief Marketing Officer	2003	208,052	$45,000	5,553	100,158	—	11,656

(1)	Includes perquisites and other personal benefits, the aggregate annual amount of which for each named executive officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported.

(2)	Bonuses and long-term compensation are reported in the year earned, even if actually paid/granted in a subsequent year.

(3)	Represents payments made to each of these executive officers in lieu of accrued vacation.

(4)	Represent matching contributions made by us under our 401(k) plan and health and life insurance premiums paid by us.

The following tables provide information about options granted, exercised and held by the executive officers named in the Summary Compensation Tables at December 31, 2005. The value of unexercised, in-the-money options at year end is based on the December 30, 2005 market closing price of $2.20 per share, less the exercise price per share, multiplied by the number of shares underlying the options.

Aggregate Option Exercises in 2005 and Option Values at December 31, 2005

	Number of		Number of
	Shares		Securities Underlying		Value of Unexercised In-
	Acquired		Unexercised Options		The-Money Options at
	on	Value	at December 31, 2005		December 31, 2005(2)
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Maurice B. Tosé	—	$—	958,154	620,095	$—	$—
Richard A. Young	18,768	37,645	566,513	401,122	—	—
Thomas M. Brandt, Jr.	77,637	154,395	423,012	333,452	88,661	—
Drew A. Morin	—	—	326,642	333,452	—	—
Timothy J. Lorello	—	—	269,408	173,847	—	—

(1)	Amounts disclosed in this column do not reflect cash actually received by the named officers but are calculated based on the difference between the fair market value of our Class A Common Stock on the date of exercise and the exercise price of the options. The named officers will receive cash only if and when they sell the shares of Class A Common Stock issued upon exercise of the options, and the amount of cash received by such individuals is dependent on the price of our Class A Common Stock at the time of such sale.

(2)	Value is based on the difference between the option exercise price and the fair market value at December 31, 2005 (based upon a last reported sale price of $2.20 per share as quoted on the Nasdaq National Market on December 31, 2005) multiplied by the number of shares underlying the option.

Equity Compensation Plan Information

The following table provides information for all equity compensation plans at plans December 31, 2005, under which our equity securities were authorized for issuance:

Number of securities
remaining available
for future issuance
	Number of securities	Weighted average	under equity
	to be issued upon	exercise price of	compensation plans
	exercise of	outstanding	(excluding securities
	outstanding options,	options, warrants	reflected in
	warrants and rights	and rights	Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	10,221,444	$3.77	6,646,091
Equity compensation plans not approved by security holders	None	N/A	None
Total	10,221,444	$3.77	6,646,091

(1)	As a result of the merger of XYPOINT Corporation (“XYPOINT”) with the Company effective January 15, 2001 and the merger of ReachNet, Inc. (“ReachNet” ) with the Company effective February 14, 2001, the Company assumed the options issued under the XYPOINT 1995, 1997 and 2000 Stock Option Plans and the ReachNet 2000 Stock Incentive Plan. As of December 31, 2005, 103,723 shares of our Class A Common Stock were reserved for future issuance upon the exercise of the outstanding stock options assumed in the mergers at a weighted average exercise price of $6.23. No further options may be granted under the XYPOINT 1995, 1997 and 2000 Stock Option Plans or the ReachNet 2000 Stock Incentive Plan.

Employment Agreements

We have entered into employment agreements with Messrs. Young, Brandt, Morin and Lorello which became effective February 1, 2001, and provide for their individual annual salaries of $240,636, $188,216, $180,145, and $180,145, respectively and as adjusted annually by the Board of Directors, and gives them the opportunity to participate in bonus or incentive compensation plans of the Company, if any. The agreements had an initial term of one year from the effective date, and automatically extend for additional one-year increments until terminated by us or the individuals. Pursuant to the agreements, vesting of any stock options awarded to the individuals shall be immediately accelerated in the event of a change of control as defined in the agreements.

The individuals may resign their employment voluntarily by giving 30 days notice to the Board of Directors. If we terminate any of the individuals without cause or if the individual resigns with good reason, he is entitled to receive from us his earned bonus plus an amount equal to the greater of the salary he would have received during the balance of the term of the employment contract, or six months. Under the agreements, “cause” means committing an act of gross negligence or other willful act that materially adversely affects TCS, acts of dishonesty involving fraud or embezzlement or being convicted or pleading no contest to a felony involving theft or moral turpitude. Under the agreements, “good reason” includes circumstances that constitute a material diminution in authority, require the individual to physically relocate more than 75 miles and any material breach by the Company of its obligations under the agreement. If we terminate an individual’s employment without cause, or if he resigns for good reason, within 12 months of a change in control, he is entitled to receive from us an amount based upon his annual salary. Mr. Young is entitled to receive two times his annual salary, and the other individuals are entitled to receive one times their annual salary.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In February 2003, we entered into a lease with Annapolis Partners LLC to explore the opportunity of relocating our Annapolis offices to a planned new real estate development. Our President and Chief Executive Officer owns a controlling voting and economic interest in Annapolis Partners LLC and he also serves as a member. The financial and many other terms of the lease have not yet been established. The lease is subject to several contingencies and rights of termination. For example, the lease can be terminated at the sole discretion of our Board of Directors if the terms and conditions of the development are unacceptable to us, including without limitation the circumstances that market conditions make the lease not favorable to us or the overall cost is not in the best interest of us or our shareholders, or any legal or regulatory restrictions apply. Our Board of Directors will evaluate this opportunity along with alternatives that are or may become available in the relevant time periods and there is no assurance that we will enter into a definitive lease at this new development site.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on the Company’s Class A Common Stock with the cumulative total return of the Nasdaq Stock Market U.S. Index and a mobile data index prepared by the company of the following relevant publicly traded companies in the mobile data sector: 724 Solutions Inc.; @Road, Inc.; GoAmerica, Inc.; InfoSpace, Inc.; Intellisync Corporation; Intrado, Inc.; NAVTEQ Corp.; Novatel Wireless, Inc.; Openwave Systems, Inc.; Research in Motion Limited; Semotus Solutions, Inc. and Sybase, Inc.. The composition of the Mobile Data Index has been changed from last year as follows: Extended Systems Incorporated was acquired by Sybase in October 2005 and was deleted from the index. Intrado, Inc. was included in the index for all of 2005, but was acquired by West Corp. in April 2006 and will be deleted from future versions of the index. The information provided is from January 1, 2001 through December 31, 2005.

The stock price performance shown on the graph below is not necessarily indicative of future price performance.

PROPOSAL NO. 2 — APPROVAL OF THE AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN

In 2000, we adopted the Employee Stock Purchase Plan (the “Plan”) to promote our long-term growth and profitability by providing our employees with incentives to improve stockholder value and to contribute to our growth and financial success. On February 22, 2006, our Board of Directors approved an amendment and restatement of that plan which increased the total number of shares reserved for issuance under the Plan from 684,932 to 1,384,932.

This increase in authorized shares is a material change that the amendment and restatement makes to the Plan as previously approved by the stockholders. Immediately prior to the date the amendment and restatement was approved by the Board of Directors, 572,783 shares were purchased and issued under the Plan and 112,149 remained available for employee purchases.

As of April 28, 2006, options covering 610,690 shares of Class A Common Stock had been granted under the Plan. None of our Officers or Directors has been granted any options to purchase shares under the Plan.

The following is a brief summary of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan, which appears as Appendix A to this Proxy Statement.

General

Purpose:  The purpose of the Plan is to promote our long-term growth and profitability by allowing qualified employees to improve stockholder value and contribute to our growth and financial success by purchasing shares of our Class A Common Stock through payroll deduction.

Shares Available under the Plan:  The limits on shares available under the Plan and awards which may be granted to any individual during a calendar year, as described above, will be adjusted to reflect any stock dividends or stock splits or reverse splits, and may be adjusted in the event of any spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any change which is part of a transaction resulting in a change in control. As of April 28, 2006, the fair market value of a share of Class A Common Stock, determined by the last reported sale price per share of Class A Common Stock on such date as quoted on the Nasdaq-National Market, was $2.95.

Administration:  Our Compensation Committee is currently the administrator of the Plan. The administrator has full power and authority to take all actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) construe and interpret the Plan and any agreements or instruments entered into under the Plan; (ii) establish, amend, or waive rules and regulations for the Plan’s administration and operation; (iii) establish eligibility requirements consistent with the provisions of the Internal Revenue Code section 423; (iv) determine the purchase price of Common Stock for each Option Period; (v) change the timing and duration of the Option Periods; and (vii) make all other determinations that may be necessary or advisable for the administration and operation of the Plan.

Without the consent of holders of awards, whenever the administrator determines that adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the administrator in its discretion is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting us or our financial statements or those of any of our affiliates, or of changes in applicable laws, regulations, or accounting principles.

Participation:  Participation in the Plan is open to all of our or any of our designated subsidiaries’ employees, except that employees not working a minimum of 20 hours per week and employees who own more than 5% of our issued and outstanding stock may not participate in the Plan. As of April 28, 2006, approximately six hundred fifty of our employees were eligible to participate in the Plan.

Purchases of Common Stock under the Plan

Because participation in the Plan is subject to the discretion of the administrator, the benefits or amounts that any participant or groups of participants may receive if the amended and restated Plan is approved are not currently determinable. As of April 28, 2006, none of our officers or directors has participated in the Plan.

“Option Periods” are the periods during which eligible employees may make payroll deductions and cash contributions under the Plan that are used to purchase our Class A Common Stock for the employees’ accounts. There are four Option Periods in each “Plan Year” (February 1 through January 31), each three months in duration. For this purpose, a “trading day” means a day on which the Nasdaq National Market System is open for public trading of stock. Payroll deductions and cash contributions during each of these Option Periods are used to buy our Class A Common Stock at the end of each Option Period.

Generally, an individual must satisfy the eligibility requirements as of the first day of the Option Period in order to participate in that Option Period. Such eligible employee must submit an enrollment form prior to the first day of the Option Period in order to participate in that Option Period. New employees who have satisfied the eligibility requirements may begin to participate in any Option Period that is coincident with or follows the date they meet the eligibility requirements. If any employee becomes eligible after the first day of an Option Period, the employee’s first Option Period will be the next successive Option Period.

In essence, each eligible employee who elects to participate in the Plan is granted a stock option (an “ESPP Option”) at the beginning of each Option Period that is automatically exercised to purchase Common Stock on behalf of the employee with the employee’s accumulated payroll deductions and/or cash contributions on the last trading day of the Option Period (referred to in this Prospectus as the “Exercise Date”). A stock option is a right to purchase a specified number of shares of stock on a specified date at a specified price. The ESPP Options differ from conventional stock options issued under our other stock plans in several important ways. The ESPP Options are exercised automatically on behalf of all participating employees on the Exercise Date. They may not be exercised at any other time. The Company collects payroll deductions and/or cash contributions under the Plan to assist the participants in accumulating funds to pay the purchase price of the shares. All participants have the same rights and privileges with respect to the ESPP Options granted under the Plan for each Option Period. ESPP Options may not be sold, pledged, assigned, hypothecated, transferred or disposed in any manner other than by will or by the laws of descent and distribution.

Unless the Administrator announces otherwise before the beginning of an Option Period, the purchase price for each share of Class A Common Stock purchased pursuant to an ESPP Option under the Plan is 85% of the Fair Market Value (as defined in the Plan) of the Common Stock on either (i) the first trading day of the Option Period, or (ii) the last trading day of the Option Period, whichever price is lower. There will be no fees, commissions or other charges paid by employees in connection with the purchase of Common Stock upon exercise of the ESPP Options under the Plan.

Amendment and Termination

Our Board of Directors may terminate, amend or modify the Plan or any portion thereof at any time.

Federal Income Tax Consequences

The following is a general summary of the current federal income tax treatment of ESPP Options, which may be granted under the Plan, based upon the current provisions of the Internal Revenue Code and regulations promulgated thereunder, all of which are subject to change.

The Plan is intended to qualify as an “employee stock purchase plan” under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, a participant will not owe United States federal income taxes when the ESPP Options are granted to the participant, nor when the ESPP Options are exercised and shares are purchased for the participant. As summarized below, a participant may owe United States federal income taxes when he sells or otherwise disposes of the shares.

Federal Income Tax Consequences For Participants Upon Disposition of Shares Purchased Under the Plan

The tax consequences to a participant depend on how long the participant holds the shares before he sells or otherwise disposes of them.

If a participant holds the shares acquired under an ESPP Option for more than (a) two years measured from the first day of the Option Period during which the shares were purchased and (b) one year measured from the Exercise Date (the date the shares were purchased for the participant), then:

•	When the participant sells or otherwise disposes of the shares, the participant will recognize ordinary income equal to either (i) the excess of the fair market value of the shares on the date of such sale or disposition over the purchase price, or (ii) 15% of the fair market value of the Common Stock on the first day of the Option Period, whichever is smaller.

•	Any additional gain realized upon such sale or disposition will be taxed as long-term capital gain.

If the participant sells the shares after the holding periods described above and the sale price is less than the purchase price, then there is no ordinary income and the participant will have a capital loss for the difference between the sale price and the purchase price.

The same rules described above generally apply if the participant dies at any time while owning the shares.

If the shares are sold or disposed of (including by way of gift) before the expiration of the two-year holding period or before the expiration of the one-year holding period described above, then:

•	The excess of the fair market value of the shares on the Exercise Date (the day the shares were purchased for the participant) over the purchase price will be taxed as ordinary income to the participant at the time of disposition. This excess will be taxed as ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gift of the shares is made.

•	The balance of any gain (the difference between the fair market value of the shares on the Exercise Date and the sale price received by the participant when he sold the shares) will be taxed as capital gain. The capital gain will be long-term capital gain if the participant held the shares for more than one year.

Even if the shares are sold for less than their fair market value measured as of the Exercise Date, the same amount of ordinary income is attributed to the participant and a capital loss is recognized equal to the difference between the purchase price and the fair market value of the shares on the Exercise Date.

A disposition does not include: (i) a transfer into joint ownership with right of survivorship if the participant remains one of the joint owners, (ii) a pledge or a transfer by bequest or inheritance, or (iii) an exchange of stock in a tax-free reorganization.

Federal Income Tax Consequences for TCS.   There are no federal income tax consequences for us by reason of the grant or exercise of ESPP Options pursuant to the Plan. TCS is not entitled to a deduction for amounts taxed as ordinary income to a participant, except to the extent that ordinary income must be reported by a participant upon disposition of shares before the expiration of the holding periods described above. Participants are required to notify TCS of any disposition of shares acquired under the Plan within two years from the date of grant of the ESPP Options under which the shares are purchased.

The above discussion does not cover all income or other tax effects involved in an employee’s participation in the Plan and employees should consult with their own tax advisor regarding participation in the Plan.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN.

OTHER MATTERS

We do not know of any matters to be presented at the Annual Meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, it is intended that Messrs. Brandt and White will vote the proxies in accordance with their best judgment.

The Annual Report of the Company, including financial statements of the Company for the fiscal year ended December 31, 2005, is being mailed to the stockholders with this Proxy Statement. You may request, without charge, a copy of the Company’s 2005 Annual Report on Form 10-K, as filed with the SEC, by addressing a request to TeleCommunication Systems, Inc., 275 West Street, Annapolis, Maryland 21401 Attention: Investor Relations.

Appendix A

TELECOMMUNICATION SYSTEMS, INC.
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

Effective February 22, 2006

The Plan provides eligible employees of TeleCommunication Systems, Inc. (the “Corporation”) and certain of its subsidiaries with opportunities to purchase shares of the Corporation’s Class A Common Stock, $0.01 par value per share (the “Common Stock”). The Plan is intended to benefit the Corporation by increasing the employees’ interest in the Corporation’s growth and success and encouraging employees to remain in the employ of the Corporation or its participating subsidiaries. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be so applied and interpreted.

1. Shares Subject to the Plan.   Subject to adjustment as provided herein, the aggregate number of shares of Common Stock that may be made available for purchase under the Plan is 1,384,932 shares. The shares purchased under the Plan may, in the discretion of the Board of Directors of the Corporation (the “Board”), be authorized but unissued shares of Common Stock, shares purchased on the open market, or shares from any other proper source.

2. Administration.   The Plan will be administered by the Board or by a committee appointed by the Board (the “Administrator”). The Administrator has authority to interpret the Plan, to make, amend and rescind all rules and regulations for the administration and operation of the Plan, and to make all other determinations necessary or desirable in administering and operating the Plan, all of which will be final and conclusive. No member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan.

3. Eligibility.   All employees of the Corporation, including directors who are employees, and all employees of any subsidiary of the Corporation (as defined in Code section 424(f)), now or hereafter existing, that is designated by the Administrator from time to time as a participating employer under the Plan (a “Designated Subsidiary”), are eligible to participate in the Plan, subject to such further eligibility requirements as may be specified by the Administrator consistent with Code section 423.

4. Options to Purchase Common Stock.

(a) Options (“Options”) will be granted pursuant to the Plan to each eligible employee on the first day on which the National Association of Securities Dealers Automated Quotation (“Nasdaq”) system is open for trading (“Trading Day”) on or after January 1 of each year commencing on or after the Effective Date (as defined in Section 18), or such other date specified by the Administrator. Each Option will terminate on the last Trading Day of a period specified by the Administrator (each such period referred to herein as an “Option Period”). No Option Period shall be longer than 27 months in duration. Unless the Administrator determines otherwise, subsequent Option Periods of equal duration will follow consecutively thereafter, each commencing on the first Trading Day immediately after the expiration of the preceding Option Period.

(b) An individual must be employed as an eligible employee by the Corporation or a Designated Subsidiary on the first Trading Day of an Option Period in order to be granted an Option for that Option Period. However, the Administrator may designate any subsequent Trading Day(s) (each such designated Trading Day referred to herein as an “Interim Trading Day”) in an Option Period upon which Options will be granted to eligible employees who first commence employment with, or first become eligible employees of, the Corporation or a Designated Subsidiary after the first Trading Day of the Option Period. In such event, the Interim Trading Day shall constitute the first Trading Day of the Option Period for all Options granted on such day for all purposes under the Plan.

(c) Each Option represents a right to purchase on the last Trading Day of the Option Period or on one or more Trading Days within the Option Period designated by the Administrator (each such designated Trading Day and the last Trading Day of the Option Period, a “Purchase Date”), at the Purchase Price hereinafter provided for, whole shares of Common Stock up to such maximum number of shares specified by the Administrator on or before the first day of the Option Period. All eligible employees granted Options under the Plan for an Option Period shall have the same rights and privileges with respect to such Options. The purchase price of each share of Common Stock (the “Purchase Price”) subject to an Option will be determined by the Administrator, in its discretion, on or before the beginning of the Option Period; provided, however, that the Purchase Price for an Option with respect to any Option Period shall never be less than the lesser of 85 percent of the Fair Market Value of the Common Stock on (i) the first Trading Day of the Option Period or (ii) the Purchase Date, and shall never be less than the par value of the Common Stock.

(d) For purposes of the Plan, “Fair Market Value” on a Trading Day means the average of the high and low sale prices per share of Common Stock as reflected on the principal consolidated transaction reporting system for securities listed on any national securities exchange or other market quotation system on which the Common Stock may be principally listed or quoted or, if there are no transactions on a Trading Day, then such average for the preceding Trading Day upon which transactions occurred. However, for the Trading Day that occurs on the date of the initial public offering of the Common Stock, “Fair Market Value” shall mean the initial offering price of the Common Stock to the public as indicated in the Corporation’s final prospectus in connection with such offering and as such price is negotiated between the Corporation and the managing underwriters.

(e) Notwithstanding any provision in this Plan to the contrary, no employee shall be granted an Option under this Plan if such employee, immediately after the Option would otherwise be granted, would own 5% or more of the total combined voting power or value of the stock of the Corporation or any subsidiary. For purposes of the preceding sentence, the attribution rules of Code section 424(d) will apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase will be treated as stock owned by the employee.

(f) Notwithstanding any provision in this Plan to the contrary, no employee may be granted an Option which permits his rights to purchase Common Stock under this Plan and all other stock purchase plans of the Corporation and its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the time such Option is granted) for each calendar year in which the Option is outstanding at any time, as required by Code section 423.

5. Payroll Deductions and Cash Contributions.

To facilitate payment of the Purchase Price of Options, the Administrator, in its discretion, may permit eligible employees to authorize payroll deductions to be made on each payday during the Option Period, and/or to contribute cash or cash-equivalents to the Corporation, up to a maximum amount determined by the Administrator. The Corporation will maintain bookkeeping accounts for all employees who authorize payroll deduction or make cash contributions. Interest will not be paid on any employee accounts, unless the Administrator determines otherwise. The Administrator shall establish rules and procedures, in its discretion, from time to time regarding elections to authorize payroll deductions, changes in such elections, timing and manner of cash contributions, and withdrawals from employee accounts. Amounts credited to employee accounts on the Purchase Date will be applied to the payment of the Purchase Price of outstanding Options pursuant to Section 6 below.

6. Exercise of Options; Purchase of Common Stock.   Options shall be exercised at the close of business on the Purchase Date. In accordance with rules established by the Administrator, the Purchase Price of Common Stock subject to an option shall be paid (i) from funds credited to an eligible employee’s account, (ii) by a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System, or (iii) by such other method as the

Administrator shall determine from time to time. Options shall be exercised only to the extent the purchase price is paid with respect to whole shares of Common Stock. Any balance remaining in an employee’s account on a Purchase Date after such purchase of Common Stock will be carried forward automatically into the employee’s account for the next Purchase Date or Option Period, as applicable, unless the employee is not an eligible employee with respect to the next Purchase Date or Option Period, as applicable, in which case such amount will be promptly refunded.

7. Issuance of Certificates.   As soon as practicable following each Purchase Date, certificates representing shares of Common Stock purchased under the Plan will be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Administrator’s sole discretion) in the street name of a brokerage firm, bank or other nominee holder designated by the employee or the Administrator.

8. Rights on Retirement, Death, Termination of Employment, or Termination of Status as Eligible Employee.   In the event of an employee’s termination of employment or termination of status as an eligible employee prior to a Purchase Date (whether as a result of the employee’s voluntary or involuntary termination, retirement, death or otherwise), any outstanding Option granted to him will immediately terminate, no further payroll deduction will be taken from any pay due and owing to the employee and the balance in the employee’s account will be paid to the employee or, in the event of the employee’s death, (a) to the executor or administrator of the employee’s estate or (b) if no such executor or administrator has been appointed to the knowledge of the Administrator, to such other person(s) as the Administrator may, in its discretion, designate. If, prior to a Purchase Date, the Designated Subsidiary by which an employee is employed will cease to be a subsidiary of the Corporation, or if the employee is transferred to a subsidiary of the Corporation that is not a Designated Subsidiary, the employee will be deemed to have terminated employment for the purposes of this Plan.

9. Optionees Not Stockholders.   Neither the granting of an Option to an employee nor the deductions from his pay will constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

10. Options Not Transferable.   Options under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

11. Withholding of Taxes.   To the extent that a participating employee realizes ordinary income in connection with the purchase, sale or other transfer of any shares of Common Stock purchased under the Plan or the crediting of interest to the employee’s account, the Corporation may withhold amounts needed to cover such taxes from any payments otherwise due and owing to the participating employee or from shares that would otherwise be issued to the participating employee hereunder. Any participating employee who sells or otherwise transfers shares purchased under the Plan must, within 30 days of such sale or transfer, notify the Corporation in writing of the sale or transfer.

12. Application of Funds.   All funds received or held by the Corporation under the Plan may be used for any corporate purpose until applied to the purchase of Common Stock and/or refunded to participating employees and can be commingled with other general corporate funds. Participating employees’ accounts will not be segregated and their rights to their account and the funds therein shall be no greater than the right of any unsecured general creditor of the Corporation.

13. Effect of Changes in Capitalization.

(a) Changes in Stock.   If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation occurring after the effective date of the Plan, the number and kind of shares that may be purchased under the Plan shall be adjusted proportionately and accordingly by the Corporation. In addition, the number and kind of shares for which Options are outstanding shall be similarly adjusted so that the proportionate interest, if any, of a participating employee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Purchase Price payable by a participating employee with respect to shares subject to such Options, but shall include a corresponding proportionate adjustment in the Purchase Price per share.

(b) Reorganization in Which the Corporation Is the Surviving Corporation.   Subject to Subsection (c) of this Section 13, if the Corporation shall be the surviving corporation in any reorganization, merger or consolidation of the Corporation with one or more other corporations, all outstanding Options under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such Options would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Purchase Price per share so that the aggregate Purchase Price thereafter shall be the same as the aggregate Purchase Price of the shares subject to such Options immediately prior to such reorganization, merger or consolidation.

(c) Reorganization in Which the Corporation Is Not the Surviving Corporation or Sale of Assets or Stock.   Upon any dissolution or liquidation of the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Corporation to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving corporation) approved by the Board that results in any person or entity owning more than 50 percent of the combined voting power of all classes of stock of the Corporation, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new Options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, the Option Period shall be deemed to have ended on the last Trading Day prior to such termination, and, unless the Administrator determines otherwise in its discretion, each participating employee shall have the ability to choose either to (i) have all monies then credited to such employee’s account (including interest, to the extent any has accrued) returned to such participating employee or (ii) exercise his Options in accordance with Section 6 on such last Trading Day; provided, however, that if a participating employee does not exercise his right of choice, his Options shall be deemed to have been automatically exercised in accordance with Section 6 on such last Trading Day. The Administrator shall send written notice of an event that will result in such a termination to all participating employees not later than the time at which the Corporation gives notice thereof to its stockholders.

(d) Adjustments.   Adjustments under this Section 13 related to stock or securities of the Corporation shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive.

(e) No Limitations on Corporation.   The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

14. Amendment of the Plan.   The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the stockholders of the

Corporation is required by Code section 423, such amendment will not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Code section 423 unless expressly so provided by the Board.

15. Insufficient Shares.   In the event that the total number of shares of Common Stock specified in elections to be purchased under any Option plus the number of shares purchased under all Options previously granted under this Plan exceeds the maximum number of shares issuable under this Plan, the Administrator will allot the shares then available on a pro rata basis. Any funds then remaining in a participating employee’s account after purchase of the employee’s pro-rata number of shares will be refunded.

16. Termination of the Plan.   This Plan may be terminated at any time by the Board. Except as otherwise provided in Section 13(c) hereof, upon termination of this Plan all outstanding Options shall immediately terminate and amounts in the employees’ accounts will be promptly refunded.

17. Governmental Regulations.

(a) The Corporation’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on Nasdaq and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

(b) The Plan will be governed by the laws of the State of Maryland, without regard to the conflict of laws principles thereof, except to the extent that such law is preempted by federal law.

18. Effective Date.   The Plan is effective as of the date on which it was approved by the Board of Directors of the Corporation (the “Effective Date”), subject to the approval of the stockholders of the Corporation within 12 months of the effective date.

ANNUAL MEETING OF STOCKHOLDERS OF

TELECOMMUNICATIONS SYSTEMS, INC.

June 8, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach and mail in the envelope provided.â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE☒

(1) Election of Directors.

NOMINEES
☐ FOR ALL NOMINEES	¡	Weldon H. Latham
	¡	Byron F. Marchant
	¡	James M. Bethmann
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

FOR AGAINST ABSTAIN
(2)	TO APPROVE THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN	☐	☐	☐

(3)	TO ACT UPON SUCH OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.	☐	☐	☐

The undersigned hereby acknowledges receipt of notice of said meeting and the related Proxy Statement.

IF NO CHOICE IS INDICATED ABOVE, THE PROXIES WILL VOTE “FOR” THE THREE DIRECTOR NOMINEES AND “FOR” PROPOSAL 2.

PLEASE MARK, SIGN AND RETURN THE PROXY PROMPTLY, USING THE ENCLOSED POSTAGE PAID ENVELOPE.

Signature of Stockholder __________________   Date: ________________   Signature of Stockholder____________________   Date: _________________

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

TELECOMMUNICATION SYSTEMS, INC.
Annapolis, Maryland 21401

ANNUAL MEETING JUNE 8, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Thomas M. Brandt, Jr. and Bruce A. White, and each of them, proxies (and if the undersigned is a proxy, as substitute proxies) each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Class A Common Stock and Class B Common Stock of TeleCommunication Systems, Inc, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, June 8, 2006, at 10:00 a.m. local time, at the O’Callaghan Hotel Annapolis, 174 West Street, Annapolis, MD 21401 and any adjournments or postponements thereof.